UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Definitive Material Agreement

Effective on March 14, 2019, Ideanomics, Inc. (the “Company”) entereted into an Asset Purchase Agreement (the “Agreement”) with GT Dollar PTE LTD (“GT Dollar”), a Singapore based company, pursuant to which GT Dollar has agreed to purchase the assets, property, and rights from the Company described below in exchange for 1,250,000 GTDollar coins.

a)	a copyright license pursuant to which GT Dollar will have access to no less than 1000 hours of film and television programs.

b)	approximately 13% of the total registered capital and corresponding shareholder rights of Nanjing Shengyi Network Technology Co., Ltd. (know as Topsgame).

The Agreement provides customary represenations and warranties and indemnification obligations and customary closing conditions. As announced publicly by press release on March 19, 2019, the Company and GTDollar separately entered into a digital asset management services agreement with GTDollar and Thai Setaku Insurance PLC pursuant to which the Company will provide AI-assisted financial risk and asset management services. As disclosed by the Company on Form 8-K on August 10, 2019, GTDollar and the Company entered into an Amended and Restated Subscription Agreement pursuant to which GTDollar subscribed for an aggregate of $10,000,000 of the Company’s common stock.

The foregoing description of the Agremeent is not purported to be complete and is qualified in it entirety by reference to the complete text of the Agreement which the Company will file as an exhibit to its next Quarterly Report on Form 10-Q as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: March 20, 2019	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer